UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 9, 2008

WORLD HEART CORPORATION

(Exact name of registrant as specified in charter)

Canada	000-28882	52-2247240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7799 Pardee Lane, Oakland CA		94621
(Address of principal executive offices)		(Zip Code)

(510) 563-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Special Meeting Voting Results

On October 9, 2008, World Heart Corporation (the “Company”) held its Special Meeting of Shareholders where proposals for shareholders’ vote were presented for the following purposes:

(1)   to elect directors to serve until the next annual meeting of the shareholders or until their successors are elected or appointed, unless the office is vacated earlier;

(2)   to approve an amendment of the World Heart Corporation 2006 Equity Incentive Plan to increase the maximum number of common shares that may be issued under the plan from 1,477,251 to 44,000,000;

(3)   to approve the grant of discretionary authority to the Company’s Board of Directors to amend the Company’s articles to effect a reverse stock split of the Company’s common shares at a ratio within the range from 20-to-1 to 30-to-1 at any time prior to the first anniversary of this Special Meeting;

(4)   to approve the issuance of warrants exercisable for 2,500,000 common shares of the Company to certain advisors of the Company in partial payment of fees owed to such advisors in connection with the Company’s recently completed recapitalization and financing transactions.

The election of directors and all of the above proposals were carried by a majority of the votes at the meeting in person or by proxy.  A copy of the Voting Results, which includes the percentage outcome of the votes cast, is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished herewith:

Exhibit No.	Description of Exhibit.

99.1	Results of Shareholder Vote at World Heart Corporation’s Special Shareholders Meeting held on October 9, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 15, 2008

WORLD HEART CORPORATION

	By:	/s/ David Pellone

	Name:	David Pellone
	Title:	Vice President, Finance and Chief Financial Officer